Exhibit 99.1

The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425  richard.clark@rd.com


         Reader's Digest Announces 1Q Fiscal 2004 Results

PLEASANTVILLE, NY, October 30, 2003 - The Reader's Digest Association, Inc. (NYSE: RDA) today reported a loss of ($0.14) per share for the first quarter of Fiscal 2004 ended September 30, 2003, versus a loss of ($0.05) per share in the first quarter of Fiscal 2003. For the Fiscal 2004 quarter, revenues were $495 million, and operating losses were ($13) million. In the Fiscal 2003 quarter, revenues were $517 million, and operating profits were $2 million. Free cash flow (change in cash before the change in total borrowings, dividends, share repurchases, divestitures and acquisitions) improved by $14 million in the new quarter versus a year ago to a use of ($71) million. The company historically uses significant cash in the first quarter largely to build inventory in preparation for the fall and winter selling seasons at Books Are Fun (BAF) and QSP.

      Factors to note in the EPS comparison:

  - The Fiscal 2004 quarter included an incremental $8 million in expenses, consisting mostly of non-cash items such as lower income from the over-funded U.S. pension plan and higher costs associated with restricted stock and post-retirement healthcare.

  - The Fiscal 2004 quarter included a gain of $3 million from proceeds the company received in exchange for its interest in Schoolpop, Inc., which merged into an unrelated third party.

  - The Fiscal 2003 quarter included a $3 million gain from a favorable legal settlement.

      "Overall, operating results for the first quarter were in line with management expectations," said Thomas O. Ryder, Chairman and Chief Executive Officer. "We remain committed to our plan to return to year-over-year revenue and operating profit growth by Fiscal 2005. Cash flow trends continue to be favorable, and we made significant progress in our cost-reduction programs and in stabilizing our international markets."

                  Summary of Consolidated Results

                                      Fiscal 2004    Fiscal 2003
In millions, except per share data     Quarter 1      Quarter 1    Difference

Revenues                                $  495        $  517         $  (22)
Operating expenses                        (508)         (518)             9
Other operating items, net                  --             3             (3)
                                        ------        ------         ------
   Operating (loss) profit                 (13)            2            (15)
Other income and expense, net               (8)          (10)             2
Income tax benefit                           8             3              5
                                        ------        ------         ------
   Net loss                             $  (13)       $   (5)        $   (8)
                                        ======        ======         ======
   Loss per share                       $(0.14)       $(0.05)        $(0.09)
                                        ======        ======         ======

Non-GAAP Financial Measures:

   Free cash flow (use) source          $  (71)       $  (85)        $   14


      Revenues

      Total revenues for the company declined 4 percent to $495 million, principally because of a 6 percent revenue decline in International Businesses to $216 million resulting from reduced marketing activity and adverse business trends in many overseas markets. The company continued to pursue its strategy to significantly scale back business activity in its international markets, consolidate markets and product lines, and reduce fixed costs, mainly through staff reductions. Reader's Digest North America revenues of $200 million were off 4 percent, and Consumer Business Services revenues were roughly flat at $85 million.

      Operating Profits

      The company had operating losses of ($13) million versus profits of $2 million in the Fiscal 2003 quarter. The loss was mainly driven by increased Corporate Unallocated expenses (governance and centrally managed expenses that are not allocated to business units), which increased by $8 million in the quarter to ($10) million. This higher level of primarily non-cash expenses will continue to drive a negative variance in Corporate Unallocated expenses throughout the balance of the year. Also contributing to the loss was an additional $4 million in incremental investment spending to expand the sales forces of BAF and QSP and for testing to prepare for new magazine launches. Reader's Digest North America operating profits grew by 14 percent to $12 million. International Businesses declined to a ($1) million loss, versus a profit of $1 million in Fiscal 2003. Consumer Business Services lost ($14) million, in large part reflecting seasonal investment requirements at BAF and QSP in preparation for their peak fall and winter selling seasons.

      Other Income and Expense, Net

      Other income and expense, net was ($8) million this quarter, favorable by $2 million compared with last year. Net interest expense was ($10) million, versus ($11) million in the year-ago quarter. The average cost of borrowings during the new quarter was 4.0 percent versus 4.3 percent last year. In addition to its gain from the Schoolpop, Inc. transaction the company realized a gain of $1 million on the sale of its remaining shares in LookSmart, Ltd., slightly lower than the gain it realized on sales of this stock in the prior-year quarter. The company has now liquidated its investment in LookSmart, Ltd.

      Outlook

      As Fiscal 2004 began, the company initiated a two-year plan to achieve sustainable revenue and profit growth by Fiscal 2005. To measure and track the progress of its plan the company established metrics for overall performance and for its three operating segments. Through the close of the first quarter, the company was on track to achieve full-year free cash flow in excess of $162 million, year-end net debt reduction to below $700 million, breakeven or better profits at U.S. BHE, and reduced companywide staffing. Most investment-related metrics, including a 10 percent increase in sales force at QSP, two North American and two international magazine tests, and the launch of BAF in Spain, were tracking on or ahead of plan. The metric to achieve a 10 percent increase in sales staff at BAF was trending behind schedule, contributing to slowed first-quarter BAF revenue growth. Other metrics pertain to full-year performance and are principally dependent on second-quarter and second-half results.

      The company continues to expect full-year EPS to be in the range of $0.75 to $0.85 in Fiscal 2004 and higher in Fiscal
2005.

                             Segment Information

                                      Fiscal 2004  Fiscal 2003    Better/
In millions                            Quarter 1    Quarter 1     (Worse)

Revenues:
  Reader's Digest North America           $ 200       $ 208       $  (8)
  International Businesses                  216         229         (13)
  Consumer Business Services                 85          86          (1)
  Intercompany eliminations                  (6)         (6)         --
                                          -----       -----       -----
    Total revenues                        $ 495       $ 517       $ (22)
                                          =====       =====       =====

Operating Profit (Loss):
  Reader's Digest North America           $  12       $  10       $   2
  International Businesses                   (1)          1          (2)
  Consumer Business Services                (14)        (10)         (4)
  Corporate Unallocated                     (10)         (2)         (8)
  Other operating items, net                 --           3          (3)
                                          -----       -----       -----
   Total operating profit (loss)          $ (13)      $   2       $ (15)
                                          =====       =====       =====


      Reader's Digest North America

      Operating profits improved 14 percent to $12 million. The strongest drivers were improved subscriber profitability at Reader's Digest magazine, higher advertising sales at Selecciones and continued profit improvement at U.S. BHE. These results were partially offset by lower advertising sales at Reader's Digest magazine, sharply lower newsstand sales across all U.S. magazine titles, increased promotional spending at select magazines and incremental investment spending for new magazine tests in the United States and Canada. Reiman Media Group had flat revenues and lower operating profits because of higher promotion costs related to new subscriber acquisition, and lower catalog sales.

      International Businesses

      The ($1) million operating loss was a negative variance of $2 million from the prior-year quarter. Turnaround efforts to reduce costs, improve forecasting and execution, and invest in new initiatives were on track. In the Fiscal 2004 quarter, the company made incremental investments in new-customer acquisition in several markets. It continued to make planned reductions in marketing activity to reduce risk and intensity and improve efficiency in many markets. This is intended to ultimately improve operating margins by reducing product and promotion costs. In Europe, almost three fourths of mail campaigns in the quarter achieved or exceeded expectations versus roughly half during the year-ago quarter. The formation of two new regions in the fourth quarter of Fiscal 2003, Benelux/Nordics/Iberia and Central Europe, achieved by consolidating the business operations of 12 countries, has proceeded smoothly and is largely completed. Re-engineering efforts in the largest markets - Germany, the United Kingdom and France - are on forecast and should be completed by December 2003. The company expects that these moves will generate savings in the second half of the year. The company began a rollout of BAF in Spain during the quarter, and early results were promising.

      Consumer Business Services

      Profits fell by $4 million to a loss of ($14) million on flat revenues of $85 million. The loss was mainly attributable to the seasonally slow months of July and August, as well as incremental costs related to investment in the sales force
expansion at BAF and QSP.   Revenues at QSP were roughly flat as
lower magazine subscription sales were offset by higher gift sales. BAF revenues were off compared with last year because of lower average sales per event and fewer events, in part reflecting the transition of existing accounts to newly recruited representatives.

      Corporate

      Corporate Unallocated expenses include the cost of governance and other centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and executive compensation programs. The unfavorable variance in this category for the quarter was attributable to significantly lower pension income from the company's U.S. pension plans, a higher mix of restricted stock versus stock options in compensation plans, and higher post-retirement healthcare costs versus the prior year. The company anticipates that the higher costs will continue throughout Fiscal 2004.


                    Non-GAAP Financial Measures

      The company publicly reports its financial information in accordance with accounting principles generally accepted in the United States (GAAP). To facilitate external analysis of the company's operating performance, the company also presents financial information that may be considered "non-GAAP financial measures" under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following non-GAAP financial measures included in this release are used by the company in its internal analysis of the business.

  - Free Cash Flow (change in cash before the change in total borrowings, dividends, share repurchases, divestitures and acquisitions) - Free cash flow is presented to provide period-to-period cash flow trends generated by the business before any discretionary, finance-related uses/sources of cash. It is used by management to reconcile the change in net debt from period to period. Certain amounts do not recalculate due to rounding.

        Reconciliation of Free Cash Flow,              Q1 Fiscal     Q1 Fiscal
        In millions                                       2004          2003

        Reported change in cash per cash flow             $ 11          $(52)
        statement (see Table 4)
        Less:
           Change in total borrowings                       87            39
           Dividends                                        (5)           (5)
                                                          ----          ----
              Free Cash Flow (Use)Source                  $(71)         $(85)
                                                          ====          ====


  - Net Debt (total borrowings less cash and cash equivalents) - Net debt is one of management's measures of leverage and is an approximate measure of the company's debt less amounts the company has the capacity to repay. The company typically manages its cash and debt by using any "excess" cash (i.e., cash in excess of a desired on-hand amount) to make principal payments on its outstanding debt.

      The company will host a conference call with financial analysts to discuss the company's first quarter results on October 30, 2003 at 8:30 a.m. EST. The company invites investors to listen to the webcast of the conference call at the company's Web site, www.rd.com in the Investor Relations section. This will also include a reconciliation of non-GAAP financial measures that may be disclosed on the conference call or from time to time in other oral, webcast or broadcast public announcements by the company.

The company reports business results in three segments:

  - Reader's Digest North America - Reader's Digest magazine in the United States and Canada; Reiman Media Group, including magazines Taste of Home, Light & Tasty, Quick Cooking, Birds & Blooms, Country, Country Woman, Country Discoveries, Reminisce, Farm & Ranch Living and Crafting Traditions, as well as books, cooking schools, country tours and other enterprises; The Family Handyman, American Woodworker, Reader's Digest Large Print Edition and U.S. Selecciones magazines; Select Editions, series and general books, health and home books and products, and music and video products in the United States and Canada.

  - Consumer Business Services - Books Are Fun; Young Families and children's products in the United States and Canada; adult and children's trade books; QSP, Inc., and QSP Canada; and financial services marketing alliances and other strategic initiatives in the United States.

  - International Businesses - Products sold in more than 60 countries outside the United States and Canada, including:
      Select Editions, series and general books, music, video and Young Families products; Reader's Digest magazine in 48 editions and 19 languages, Special Interest magazines in the Czech Republic, a personal finance magazine in the United Kingdom, and The Family Handyman in Australia; Books Are Fun operations in France, Mexico and Spain; and financial services marketing partnerships and other initiatives in more than 30 countries.

      The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Global headquarters are located at Pleasantville, New York. The company's main Web site is at www.rd.com.

      This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences.
Reader's Digest does not undertake to update any forward-looking statements.

      ###


                                                                   Table 1 of 4

              The Reader's Digest Association, Inc. and Subsidiaries
                         Consolidated Statements of Income
                       (In millions, except per share data)
                                    (Unaudited)

                                                            Three-month periods ended
                                                         September 30, 2003 and 2002 (A)

                                                              Fiscal Years      Better/
                                                            2004       2003     (Worse)

Revenues                                                   $494.7     $517.1       (4%)

Product, distribution and editorial expenses               (208.3)    (215.9)       4%
Promotion, marketing and administrative expenses           (299.9)    (302.0)       1%
Other operating items, net                                     --        2.8       N/M
                                                           ------      -----     -----
Operating (loss) profit                                     (13.5)       2.0       N/M

Other (expense) income, net (B)                              (7.6)     (10.1)      25%
                                                           ------      -----     -----
Loss before income tax benefit                              (21.1)      (8.1)    (160%)

Income tax benefit                                            7.6        2.9      162%
                                                           ------      -----     -----
Net loss                                                   ($13.5)     ($5.2)    (160%)
                                                           ======      =====     =====
Basic and diluted loss per share:
   Weighted average common shares outstanding                97.0       99.8

   Basic and diluted loss per share                        ($0.14)    ($0.05)    (180%)
                                                           ======      =====     =====

Dividends per common share                                  $0.05      $0.05        --


(A)  The company reports on a fiscal year beginning July 1.  The three-month periods ended
September 30, 2003 and 2002 are the first fiscal quarters of fiscal year 2004 and fiscal year 2003, respectively.
Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  Other (expense) income, net for the three-month period ended September 30, 2003, included a $2.7 million gain from the company's share of the proceeds from the merger of Schoolpop, Inc. and a $0.8 million gain on the sale of its remaining shares in LookSmart, Ltd. For the three-month period ended September 30, 2002, other (expense) income included a $1.4 million gain on the sale of its shares in LookSmart, Ltd.

N/M - Not meaningful.


                                                                   Table 2 of 4


           The Reader's Digest Association, Inc. and Subsidiaries
            Revenues and Operating Profit by Operating Segments
                               (In millions)
                                (Unaudited)

                                                        Three-month periods ended
                                                     September 30, 2003 and 2002 (A)

                                                       Fiscal Years
                                                              Restated (B)    Better/
                                                    2004          2003       (Worse)

Revenues

Reader's Digest North America                       $200.1        $208.2        (4%)

International Businesses                             215.8         228.8        (6%)

Consumer Business Services                            85.2          85.6         --

Intercompany eliminations (C)                        (6.4)          (5.5)      (16%)
                                                    ------        ------      ----

Total Revenues                                      $494.7        $517.1        (4%)
                                                    ======        ======      ====

Operating (Loss) Profit

Reader's Digest North America                       $ 11.5         $10.1        14%

International Businesses                              (1.2)          1.5      (180%)

Consumer Business Services                           (13.8)        (10.1)      (37%)

Corporate Unallocated (D)                            (10.0)         (2.3)     (335%)

                                                    ------        ------      ----
                                                    ($13.5)        ($0.8)      N/M

Other Operating Items, net                              --           2.8       N/M
                                                    ------        ------      ----

Operating (Loss) Profit                             ($13.5)         $2.0       N/M
                                                    ======        ======      ====


N/M - Not meaningful.

(A)  The company reports on a fiscal year beginning July 1.  The three-month periods ended
September 30, 2003 and 2002 are the first fiscal quarters of fiscal year 2004 and fiscal year 2003, respectively.
Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  The operating segment results for fiscal 2003 have been restated to conform to our new operating segments, effective June 30, 2003.

(C)  In the normal course of business, the company's segments enter into transactions with one another.
These intercompany transactions are recorded by each segment at amounts as if the transactions were with third parties and, therefore, affect segment performance. Operating segment revenues, above, are presented gross before intercompany eliminations.  However, intercompany revenues and associated expenses are eliminated in consolidation and are not reflected in the company's consolidated results.

(D) Corporate Unallocated expenses include the cost of governance and other centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and executive compensation programs which are not allocated to the operating segments. Governance and centrally managed expenses include costs such as corporate finance and general management, investor and public relations, legal, treasury, and any related information technology and facility costs utilized by these departments.


                                                                    Table 3 of 4


                     The Reader's Digest Association, Inc. and Subsidiaries
                                   Consolidated Balance Sheets
                                          (In millions)
                                           (Unaudited)


                                                                    September 30,      June 30,
                                                                        2003             2003
Assets
      Cash and cash equivalents                                      $   62.7         $   51.3
      Accounts receivable, net                                          282.5            256.5
      Inventories, net                                                  201.6            155.7
      Prepaid and deferred promotion costs                              144.6            132.7
      Prepaid expenses and other current assets                         220.7            191.8
                                                                     --------         --------
Total current assets                                                    912.1            788.0

      Property, plant and equipment, net                                160.6            162.5
      Goodwill                                                        1,009.4          1,009.4
      Other intangible assets, net                                      203.6            212.3
      Other noncurrent assets                                           394.6            427.3
                                                                     --------         --------
Total assets                                                         $2,680.3         $2,599.5
                                                                     ========         ========

Liabilities and Stockholders' Equity
      Loans and notes payable                                        $  140.7         $   31.3
      Accounts payable                                                  130.3             97.5
      Accrued expenses                                                  251.1            281.4
      Income taxes payable                                               17.4             36.5
      Unearned revenue                                                  444.3            414.8
      Other current liabilities                                          16.3             19.7
                                                                     --------         --------
Total current liabilities                                             1,000.1            881.2

      Long-term debt                                                    812.3            834.7
      Unearned revenues                                                 141.4            127.6
      Other noncurrent liabilities                                      339.7            355.7
                                                                     --------         --------
Total liabilities                                                     2,293.5          2,199.2

      Capital stock                                                      10.1             17.6
      Paid-in-capital                                                   210.3            215.0
      Retained earnings                                               1,282.9          1,301.6
      Accumulated other comprehensive income (loss)                    (107.9)          (109.2)
      Treasury stock, at cost                                        (1,008.6)        (1,024.7)
                                                                     --------         --------
Total stockholder's equity                                              386.8            400.3
                                                                     --------         --------

Total liabilities and stockholder's equity                           $2,680.3         $2,599.5
                                                                     ========         ========


                                                                    Table 4 of 4


                    The Reader's Digest Association, Inc. and Subsidiaries
                             Consolidated Statements of Cash Flows
                                         (In millions)
                                          (unaudited)



                                                                                                     Three-month periods ended
                                                                                                          September 30, (A)
                                                                                                    2003                 2002
                                                                                                                    Reclassified (A)
Cash flows from operating activities
Net Loss                                                                                           ($13.5)               ($5.2)
Depreciation and amortization                                                                        16.1                 16.0
Net gain on sales of businesses and certain assets                                                   (3.5)                (1.4)
Stock based compensation                                                                              2.9                  1.4
Changes in current assets and liabilities
     Accounts receivables, net                                                                      (25.6)               (32.5)
     Inventories                                                                                    (45.6)               (54.0)
     Unearned revenues                                                                               29.1                 44.5
     Accounts payable and accrued expenses                                                            2.4                 (9.2)
     Other, net                                                                                     (63.1)               (27.0)
Changes in noncurrent assets and liabilities                                                         31.7                 (7.1)
                                                                                                   ------                -----
Net change in cash due to operating activities                                                      (69.1)               (74.5)
                                                                                                   ------                -----

Cash flows from investing activities
Proceeds from maturities and sales of marketable securities and short-term investments                0.8                  1.5

Purchases of marketable securities, short-term investments and licensing agreements                  (1.3)                (7.6)

Proceeds from other long-term investments, net                                                        2.7                   --
Proceeds from sales of property, plant and equipment                                                  0.1                  0.1
Capital expenditures                                                                                 (4.0)                (3.6)
                                                                                                   ------                -----
Net change in cash due to investing activities                                                       (1.7)                (9.6)
                                                                                                   ------                -----

Cash flows from financing activities
Total borrowings, net                                                                                86.9                 38.6
Dividends paid                                                                                       (5.2)                (5.3)
Other, net                                                                                             --                 (0.2)
                                                                                                   ------                -----
Net change in cash due to financing activities                                                       81.7                 33.1
                                                                                                   ------                -----

Effect of exchange rate changes on cash                                                               0.5                 (0.6)

                                                                                                   ------                -----
Net change in cash and cash equivalents                                                              11.4                (51.6)
                                                                                                   ------                -----

Cash and cash equivalents at beginning of period                                                     51.3                107.6

                                                                                                   ------                -----
Cash and cash equivalents at end of period                                                          $62.7                $56.0
                                                                                                   ======                =====

(A)  The company reports on a fiscal year beginning July 1.  The three-month periods ended
September 30, 2003 and 2002 are the first fiscal quarters of fiscal year 2004 and fiscal year 2003, respectively.
Operating results for any interim period are not necessarily indicative of the results for an entire year.
In some instances, prior year amounts have been reclassified to conform to the current year presentation.